NEWS RELEASE
FOR RELEASE IMMEDIATELY
Contact: Edward J. Ryan, CFO
(215) 735-4422 ext. 5363

REPUBLIC FIRST BANCORP, INC.
REPORTS FOURTH QUARTER EARNINGS

Philadelphia, PA, February 3, 2009 – Republic First Bancorp, Inc. (NASDAQ:FRBK), (the “Company”) the holding company for Republic First Bank (PA), today reported fourth quarter 2008 earnings to $0.5 million or $.05 per diluted share, from $1.6 million or $.15 per diluted share in fourth quarter 2007.

Income Statement
(dollars in thousands, except per share data)

	Three months ended
			%		%
	12/31/08	9/30/08	Change	12/31/07	Change
Total revenues	$7,558	$8,290	-9%	$8,078	-6%

Net income	$505	$1,533	-67%	$1,577	-68%

Diluted net income per share	$0.05	$0.14	-64%	$0.15	-67%

Balance Sheet
(dollars in millions)

			%		%
	12/31/08	9/30/08	Change	12/31/07	Change
Total assets	$966	$965	0%	$1,016	-5%

Total deposits	$739	$729	1%	$781	-5%

Total loans (net)	$775	$764	1%	$813	-5%

Chief Executive Officer’s Statement

In commenting on the Company’s financial results, Harry D. Madonna, Chief Executive Officer noted the following:

➢	In our last year as Republic First Bank, we weathered extremely difficult financial conditions well with profitable results while reserving for troubled credits.
➢	Our merger into Pennsylvania Commerce Bancorp, Inc. (COBH) was announced and we expect to complete the transaction in 2nd quarter 2009.
➢	The combination of the two banks will create “America’s Next Great Bank”
.  The new bank will have $3.0+ billion in assets in 45 stores and an announced store expansion plan beginning with three (3) new stores in Southern New Jersey in mid-2009.

The new Metro bank team continues to grow including:
•	Andrew Logue, Chief Operating Officer, formerly SVP Commerce Bank
•	Rhonda Costello, Chief Retail Officer, formerly Dean of Commerce University
•	Jay Neilon, Chief Credit Officer, formerly Sr. Credit Officer Commerce Bank
•	Janet Roig, Director Cash Management, formerly Director of Cash Management Commerce Bank

Income Statement
(dollars in thousands, except per share data)

	Three months ended					Twelve months ended
			%		%			%
	12/31/08	9/30/08	Change	12/31/07	Change	12/31/08	12/31/07	Change
Total revenues*	$7,558	$8,290	-9%	$8,078	-6%	$31,575	$33,112	-5%

Total operating expenses	$5,589	$6,008	-7%	$5,598	0%	$24,106	$21,364	13%

Net income	$505	$1,533	-67%	$1,577	-68%	$449	$6,885	-93%

Diluted earnings per share	$0.05	$0.14	-64%	$0.15	-67%	$0.04	$0.65	-94%

* Net interest income plus
noninterest income

           Total revenues of $7.6 million for the fourth quarter represented a 9% decrease over the linked quarter. The decrease resulted primarily from decreased net interest income, which reflected three rate reductions in fourth quarter 2008 on variable rate loans as a result of actions taken by the Federal Reserve as well as an increase in non-performing loans.  The lower revenues in 2008 compared to the prior year, reflected lower loan balances which  contributed to a lower net interest margin.  Operating expenses were reduced 7% to $5.6 million compared to the linked quarter. Expenses were higher in 2008 compared to the prior year, primarily as a result of other real estate owned expense for properties sold during the year.

Republic First Bancorp, Inc.
Balance Sheet Highlights
(dollars in thousands)
			%		%
	12/31/08	9/30/08	Change	12/31/07	Change
Total assets	$966,004	$964,732	0%	$1,016,308	-5%

Total loans (net)	774,993	764,245	1%	813,041	-5%

Total deposits	739,167	729,487	1%	780,855	-5%

Total core deposits*	345,501	350,215	-1%	357,920	-3%

* Core deposits
exclude all certificates
of deposit.

Lending

Gross loans at December 31, amounted to $783.1 million, an increase of $12.0 million or 1.6% compared to  September 30, 2008. The composition of the Company’s loan portfolio is as follows:

($ in thousands)
		% of		% of			% of
	12/31/08	Total	9/30/08	Total	Incr/(Decr)	12/31/07	Total
Commercial:
Real estate secured	$455,776	58%	$457,440	59%	$(1,664)	$476,873	58%
Construction & land development	216,060	28%	218,018	28%	(1,958)	228,616	28%
C & I	81,734	10%	68,853	9%	12,881	85,798	10%
Total commercial	753,570	96%	744,311	96%	9,259	791,287	96%
Residential real estate	5,347	1%	5,722	1%	(375)	5,960	1%
Consumer & other	24,165	3%	21,019	3%	3,146	24,302	3%
Gross loans	$783,082	100%	$771,052	100%	$12,030	$821,549	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
	12/31/08	9/30/08	12/31/07
Nonperforming assets/total assets	2.68%	1.64%	2.55%
Net loan charge-offs/average total loans	0.00%	0.00%	0.22%
Loan loss reserve/gross loans	1.03%	0.88%	1.04%
Nonperforming loan coverage	47%	93%	38%
Nonperforming assets/capital and reserves	30%	18%	29%

Non-performing assets at December 31, 2008 increased to $25.9 million, or 2.68% of total assets, an increase from $15.9 million or 1.64% of total assets at September 30, 2008 and a decrease from $26.0 million or 2.55% of total assets a year ago. The increase in the  quarter reflected higher nonperforming loans.

Core Deposits

Core deposits by type of account are as follows:

($ in thousands)						4th Qtr 2008
			%		%	Cost of
	12/31/08	9/30/08	Change	12/31/07	Change	Funds
Demand non-interest-bearing	$70,814	$77,728	-9%	$99,040	-28%	0.00%
Demand interest-bearing	43,044	32,432	33%	35,235	22%	0.55%
Money market and savings	231,643	240,055	-4%	223,645	4%	2.56%
Total core deposits	$345,501	$350,215	-1%	$357,920	-3%	1.79%

Core deposits, which exclude all certificates of deposit, decreased to $346 million at December 31, 2008, an decrease of $4.7 million or 1%  from September 30, 2008. A decrease compared to the prior year reflected intentional reductions of higher cost deposits.

Capital

The Company’s capital ratios at December 31, 2008 were:

		Regulatory Guidelines
	Republic First	"Well Capitalized"
Leverage Ratio	11.22%	5.00%
Tier I	12.32%	6.00%
Total Capital	13.29%	10.00%

	Three months ended			Twelve months ended
	12/31/08	9/30/08	12/31/07	12/31/08	12/31/07
Return on equity	2.53%	7.76%	7.88%	0.57%	8.86%

Total shareholders’ equity stood at $79.7 million with a book value per share of $7.50 at December 31, 2008, based on common shares of approximately 10.6 million.

Convertible Trust Preferred Securities

The Company has determined that the $10.8 million convertible trust preferred securities issued June 10, 2008 through Republic First Bancorp Capital Trust IV, and the Company’s convertible junior subordinated debt securities that support the trust securities, are now convertible at the option of the holders.  The holders’ right to convert has arisen as a result of the closing sale prices of the Company’s common stock during the quarter ended September 30, 2008.  The securities will remain convertible until the business day prior to their repayment.

Republic First Bank (PA) is a full-service, state-chartered commercial bank, whose deposits are insured by the Federal Deposit Insurance Corporation (FDIC).  The Bank provides diversified financial products through its twelve offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees, New Jersey.

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

# # #

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the						At or for the
	Three months ended						Twelve months ended
			%		%			%
(in thousands, except per share amounts)	12/31/08	9/30/08	Change	12/31/07	Change	12/31/08	12/31/07	Change
Income Statement Data:
Net interest income	$7,051	$7,618	-7%	$7,160	-2%	$28,895	$30,039	-4%
Provision for loan losses	1,281	43	2879%	165	676%	7,179	1,590	352%
Noninterest income	507	672	-25%	918	-45%	2,680	3,073	-13%
Total revenues	7,558	8,290	-9%	8,078	-6%	31,575	33,112	-5%
Noninterest operating expenses	5,589	6,008	-7%	5,598	0%	24,106	21,364	13%
Net income	505	1,533	-67%	1,577	-68%	449	6,885	-93%
Per Common Share Data:
Net income: Basic	$0.05	$0.14	-64%	$0.15	-67%	$0.04	$0.66	-94%
Net income: Diluted	0.05	0.14	-64%	0.15	-67%	0.04	0.65	-94%
Book Value	$7.50	$7.47		$7.80		$7.50	$7.80
Weighted average shares outstanding:
Basic	10,623	10,581		10,320		10,503	10,390
Diluted	12,334	12,310		10,556		11,459	10,662
Balance Sheet Data:
Total assets	$966,004	$964,732	0%			$966,004	$1,016,308	-5%
Loans (net)	774,993	764,245	1%			774,993	813,041	-5%
Allowance for loan losses	8,089	6,807	19%			8,089	8,508	-5%
Investment securities	91,789	92,949	-1%			91,789	90,299	2%
Total deposits	739,167	729,487	1%			739,167	780,855	-5%
Core deposits*	345,501	350,215	-1%			345,501	357,920	-3%
Trust preferred	22,476	22,476	0%			22,476	11,341	98%
Stockholders' equity	79,735	79,257	1%			79,735	80,467	-1%
Capital:
Stockholders' equity to total assets	8.25%	8.22%				8.25%	7.92%
Leverage ratio	11.22%	11.02%				11.22%	9.44%
Risk based capital ratios:
Tier 1	12.32%	12.28%				12.32%	10.07%
Total Capital	13.29%	13.09%				13.29%	11.01%
Performance Ratios:
Cost of funds	2.51%	2.77%		4.20%		2.94%	4.36%
Deposit cost of funds	2.50%	2.69%		4.09%		2.92%	4.18%
Net interest margin	3.25%	3.48%		3.11%		3.28%	3.26%
Return on average assets	0.22%	0.65%		0.65%		0.05%	0.71%
Return on average total stockholders' equity	2.53%	7.76%		7.88%		0.57%	8.86%
Asset Quality
Net charge-offs to average loans outstanding	0.00%	0.00%				0.96%	0.14%
Nonperforming assets to total period-end assets	2.68%	1.64%				2.68%	2.55%
Allowance for loan losses to total period-end loans	1.03%	0.88%				1.03%	1.04%
Allowance for loan losses to nonperforming loans	47%	93%				47%	38%
Nonperforming assets to capital and reserves	30%	18%				30%	29%

* Core deposits exclude certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended December 31, 2008			For the three months ended September 30, 2008			For the three months ended December 31, 2007			For the twelve months ended December 31, 2008			For the twelve months ended December 31, 2007
Interest-earning assets:
		Interest			Interest			Interest			Interest			Interest
(Dollars in thousands)	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Federal funds sold
and other interest-
earning assets	$7,863	$19	0.96%	$8,568	$45	2.09%	$12,439	$139	4.56%	$9,821	$218	2.22%	$13,923	$686	4.93%
Securities	94,903	1,321	5.57%	92,525	1,334	5.77%	87,240	1,316	5.98%	89,365	5,135	5.75%	95,715	5,752	6.01%
Loans receivable	767,597	11,025	5.71%	775,642	12,208	6.26%	823,751	15,018	7.23%	789,446	48,846	6.19%	820,380	62,184	7.58%
Total interest-earning assets	870,363	12,365	5.65%	876,735	13,587	6.17%	923,430	16,473	7.08%	888,632	54,199	6.10%	930,018	68,622	7.38%

Other assets	49,664			57,371			42,437			51,349			39,889

Total assets	$920,027			$934,106			$965,867			$939,981			$969,907

Interest-bearing liabilities:
Demand-non interest
bearing	$77,221			$71,990			$79,052			$76,671			$78,641
Demand interest-bearing	31,644	$44	0.55%	31,090	$68	0.87%	36,132	$101	1.11%	33,976	$327	0.96%	38,850	$428	1.10%
Money market & savings	230,668	1,487	2.56%	240,554	1,625	2.69%	241,357	2,566	4.22%	222,590	6,150	2.76%	266,706	11,936	4.48%
Time deposits	384,352	3,019	3.12%	381,820	3,216	3.35%	402,151	5,151	5.08%	397,740	14,844	3.73%	361,120	18,822	5.21%
Total deposits	723,885	4,550	2.50%	725,454	4,909	2.69%	758,692	7,818	4.09%	730,977	21,321	2.92%	745,317	31,186	4.18%
Total interest-bearing
deposits	646,664	4,550	2.80%	653,464	4,909	2.99%	679,640	7,818	4.56%	654,306	21,321	3.26%	666,676	31,186	4.68%

Other borrowings	109,608	714	2.59%	122,709	1,005	3.26%	115,121	1,427	4.92%	121,236	3,760	3.10%	133,122	7,121	5.35%

Total interest-bearing
liabilities	$756,272	$5,264	2.77%	$776,173	$5,914	3.03%	$794,761	$9,245	4.62%	$775,542	$25,081	3.23%	$799,798	$38,307	4.79%
Total deposits and
other borrowings	833,493	5,264	2.51%	848,163	5,914	2.77%	873,813	9,245	4.20%	852,213	25,081	2.94%	878,439	38,307	4.36%

Non interest-bearing
liabilities	7,034			7,393			12,628			8,459			13,734
Shareholders' equity	79,500			78,550			79,426			79,309			77,734
Total liabilities and
shareholders' equity	$920,027			$934,106			$965,867			$939,981			$969,907

Net interest income		$7,101			$7,673			$7,228			$29,118			$30,315
Net interest spread			2.88%			3.14%			2.46%			2.87%			2.59%

Net interest margin			3.25%			3.48%			3.11%			3.28%			3.26%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

	Three months ended			Twelve months ended
(dollar amounts in thousands)	12/31/08	9/30/08	12/31/07	12/31/08	12/31/07

Balance at beginning of period	$6,807	$6,760	$8,791	$8,508	$8,058
Provisions charged to operating expense	1,281	43	165	7,179	1,590
	8,088	6,803	8,956	15,687	9,648

Recoveries on loans charged-off:
Commercial	-	2	-	119	81
Tax refund loans	-	8	27	77	283
Consumer	1	-	1	3	2
Total recoveries	1	10	28	199	366

Loans charged-off:
Commercial	-	-	(475)	(7,778)	(1,503)
Tax refund loans	-	-	-	-	-
Consumer	-	(6)	(1)	(19)	(3)

Total charged-off	-	(6)	(476)	(7,797)	(1,506)

Net charge-offs	1	4	(448)	(7,598)	(1,140)

Balance at end of period	$8,089	$6,807	$8,508	$8,089	$8,508

Net charge-offs as a percentage of
average loans outstanding	0.00%	0.00%	0.22%	0.96%	0.14%

Allowance for loan losses as a percentage of
period-end loans	1.03%	0.88%	1.04%	1.03%	1.04%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2008	2008	2008	2008	2007
Nonaccrual loans:
Commercial real estate	$16,424	$6,369	$2,366	$2,427	$14,757
Construction	-	-	-	-	6,747
Consumer and other	909	918	780	640	776
Total nonaccrual loans	17,333	7,287	3,146	3,067	22,280

Loans past due 90 days or more
and still accruing	-	-	-	-	-
Renegotiated loans	-	-	-	-	-

Total nonperforming loans	17,333	7,287	3,146	3,067	22,280

Other real estate owned	8,580	8,580	14,245	16,378	3,681

Total nonperforming assets	$25,913	$15,867	$17,391	$19,445	$25,961

Nonperforming loans to total loans	2.21%	0.95%	0.40%	0.38%	2.71%

Nonperforming assets to total assets	2.68%	1.64%	1.84%	1.95%	2.55%

Nonperforming loan coverage	47%	93%	215%	331%	38%

Allowance for loan losses as a percentage
of total period-end loans	1.03%	0.88%	0.85%	1.27%	1.04%

Nonperforming assets/capital plus allowance for loan losses	30%	18%	20%	22%	29%